UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 8, 2010

DEERFIELD CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6250 North River Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (773) 380-1600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As Deerfield Capital Corp. (“DFR”) previously disclosed, the Securities and Exchange Commission (“SEC”) has been investigating certain mortgage securities transactions effected by Deerfield Capital Management LLC (“DCM”), now DFR’s indirect wholly-owned subsidiary, for DFR in 2005 and 2006, involving real estate mortgage investment conduits (“REMICs”) and re-REMICs, and the accounting for those transactions. In that connection, the SEC has requested and obtained certain information from DFR and DCM. On June 7, 2010, DFR received a “Wells notice” from the Staff of the SEC stating that the Staff will recommend that the SEC bring an enforcement proceeding against DFR for possible violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933; Section 13 of the Securities Exchange Act of 1934 and certain rules thereunder; and Section 206(2) of the Investment Advisers Act of 1940 against DFR as successor-in-interest to DCM. The potential proceeding relates to the Staff’s investigation of those transactions and the related accounting therefor.

The “Wells notice” is neither a formal allegation nor a finding of wrongdoing. Upon receipt of a “Wells notice”, the recipient is afforded an opportunity to present its positions with respect to the Staff’s recommendation prior to any decision by the SEC on whether an enforcement proceeding will be authorized. DFR intends to respond to the notice to set forth its positions on the proposed enforcement charges and to explain why it believes those charges are unwarranted. DFR cannot predict whether the SEC will accept its positions or follow the recommendations of the Staff and initiate enforcement proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.

June 8, 2010	By:	/s/ Robert A. Contreras
Name: Robert A. Contreras
Title: Senior Vice President, General Counsel and Secretary